Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Entech Solar, Inc. and Subsidiaries:

We consent to the incorporation by reference in this Registration Statement of Entech Solar, Inc. and Subsidiaries on Form S-1, Amendment No. 3, of our report dated March 16, 2009, appearing in the Annual Report on Form 10-K of Entech Solar, Inc. as of and for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

October 22, 2009